SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Sea Pines Associates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FEBRUARY 25, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 26, 2003

     TO THE SHAREHOLDERS OF SEA PINES ASSOCIATES, INC.:

     The 2003 Annual Meeting of Shareholders of Sea Pines Associates, Inc. (the “Company”) will be held at the Harbour Town Conference Center, 11 Lighthouse Lane, Hilton Head Island, South Carolina, on Wednesday, March 26, 2003, at 3:00 p.m., local time, for the following purposes:

•	To elect six directors; and

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on January 31, 2003, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

     A copy of the Company’s 2002 Annual Report to Shareholders is enclosed.

     Whether or not you plan to attend the meeting in person, please vote, date and sign the enclosed proxy ballot and return it in the enclosed envelope. Your vote is important. If you are present at the meeting, you may, if you wish, revoke your proxy and vote your shares personally.

By order of the Board of Directors,

/s/ Peter Parrott Peter Parrott Secretary

SEA PINES ASSOCIATES, INC.

32 Greenwood Drive
Hilton Head Island, South Carolina 29928

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 26, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sea Pines Associates, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 3:00 p.m. local time, on Wednesday, March 26, 2003, at the Harbour Town Conference Center, 11 Lighthouse Lane, Hilton Head Island, South Carolina, and at any adjournments of such meeting, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about February 25, 2003.

USE AND REVOCATION OF PROXIES

When proxies are properly executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are noted, they will be voted FOR all of the director nominees noted herein. Execution of the accompanying proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. A shareholder may revoke a proxy at any time before it is exercised by written notification to the Company sent to the attention of the Company’s Secretary at Post Office Box 7000, Hilton Head Island, South Carolina 29938, and received prior to the Annual Meeting date, or by attending the Annual Meeting and indicating that the proxy is revoked or by appointment of a substitute proxy.

SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors. The expense of solicitation will be borne by the Company. In addition, the directors, officers and employees of the Company and its subsidiaries may solicit proxies, personally or by telephone, but at no additional salary or compensation.

OUTSTANDING VOTING SECURITIES

The Board of Directors has set the close of business on January 31, 2003, as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Company’s voting Common Stock, no par value (the “Common Stock”), is the only class of securities of the Company entitled to be voted at the Annual Meeting. As of the Record Date, 3,573,400 shares of Common Stock were outstanding, all of which are entitled to vote at the Annual Meeting. Each such share is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have the same effect as a vote to withhold authority in the election of directors and the same effect as a no vote with respect to any other matter coming before the Annual Meeting.

ITEM 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. The Company’s Articles of Incorporation provide for its Board of Directors to be divided into three classes. The Board of Directors may, from time to time, by majority vote, increase or decrease the total number of directors on the Board to any number between nine and 18. The number of directors is currently set at 16.

Five directorships will expire at the Annual Meeting and one new directorship is being added. The six nominees listed below have been nominated by the Board of Directors as recommended by the Board’s Nominating Committee. In accordance with the Company’s Articles of Incorporation, the affirmative vote of a majority of the shares of Common Stock entitled to vote for the election of directors is required to elect each director of the Company.

A shareholder executing the enclosed proxy card may vote for any or all of the nominees or may withhold such shareholder’s vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although it is not contemplated that any nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy card shall have authority to vote for the election of other persons in accordance with their best judgment if one or more nominees should become unable to serve.

Set forth below is certain biographical information regarding the six nominees as of January 31, 2003:

Nominees for Terms to Expire in 2006

Name, Age and Address	Biographical Information

John F. Bard (61) 13 West Beach Lagoon Road Hilton Head Island, SC 29928	Mr. Bard was Executive Vice President and Chief Financial Officer of The Wm. Wrigley Jr. Company from 1990 until his retirement in 2000. He began his business career with The Procter & Gamble Company in financial management and subsequently was Chief Financial Officer of The Clorox Company and later President of Tambrands Inc. prior to joining Wrigley. Mr. Bard presently serves on the boards of The Wm. Wrigley Jr. Company and Weight Watchers International, Inc.

Paul B. Barringer, II (72) 14 South Calibogue Cay Hilton Head Island, SC 29928	Mr. Barringer has served as a director since 1997. He has been Chairman and CEO of Coastal Lumber Company headquartered in Weldon, North Carolina, since 1959. He is a past director of BB&T Financial Corp. and BB&T Bank. He currently serves on the board of several educational institutions and is an active board member of various civic and industry associations.

Norman P. Harberger (73) 22 Oyster Landing Road Hilton Head Island, SC 29928	Mr. Harberger has served as a director since 1993 and as Chairman of the Company since 1999. He has been President and Owner of Harberger & Associates, Inc., management consultants, since 1986. He was previously an executive of Rohm and Haas Company, retiring as that firm’s Administrative Vice President in 1986. He is a trustee of the Heritage Classic Foundation and the Technical College of the Lowcountry Foundation.

Name, Age and Address	Biographical Information

Michael E. Lawrence (58) 46 Baynard Park Road Hilton Head Island, SC 29928	Mr. Lawrence has served as a director since 1994 and as Chief Executive Officer of the Company since 1995. He has served as President of Sea Pines Company, Inc. since November 1994 and was its Vice President and Chief Financial Officer from February 1991 to November 1994 and its Controller from February 1990 to February 1991. He currently serves on the Board of Directors of Jameson Inns, Inc. He serves as Chairman of the Audit Committee and is a member of the Personnel and Compensation Committee of such Board. Formerly, he was a partner in the Management Consulting Division of Ernst & Young LLP.

Thomas C. Morton (61) 20 Harleston Green Hilton Head Island, SC 29928	Mr. Morton has served as a director since 1991 and as Treasurer of the Company since 1991. He is a certified public accountant who has owned and operated tax and accounting practices in Michigan and South Carolina since 1974. Prior to that he spent 10 years in the audit and tax departments of the international accounting firm of Deloitte & Touche.

Robert W. Siler, Jr. (74) 414 Baynard Cove Club Hilton Head Island, SC 29928	Mr. Siler has served as a director since 1997. He retired in 1993 as Chairman/CEO of Hammer, Siler, George Associates, an international economic and development consulting firm based in Silver Spring, Maryland. He is a partner in Elgin Land Company, II, Ltd., a Texas investment firm, and managing member of Winship Investment Company, LLC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Set forth below is certain biographical information as of January 31, 2003 concerning the directors whose terms extend beyond the Annual Meeting.

Directors Whose Terms Expire in 2004

Name, Age and Address	Biographical Information

P. R. Easterlin, Jr. (61) 350 2nd Street North No. 12 St. Petersburg, FL 33701	Mr. Easterlin has served as a director since 1989. He has been President of Florida Properties of Amelia, Inc., a property management and real estate development company, since 1983. He was one of the founding directors of Atlantic Savings Bank and served on the Board of Trustees of Hilton Head Preparatory School for six years.

John G. McGarty (65) 2 Mockingbird Lane Hilton Head Island, SC 29928	Mr. McGarty has served as a director since 1992. He was President and Owner of Charleston Valve and Fitting Company, a distributor of industrial products, retiring in 1989 after 27 years. Mr. McGarty is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. He formerly served on the Board of Regents of Georgetown University. He presently serves on the CSA Board of Directors.

Marc Puntereri (51) 26 Plantation Drive Hilton Head Island, SC 29928	Mr. Puntereri has served as a director since 2001. He has been a Managing Member of The Cypress Group, LLC, an owner, operator and developer of senior living communities, since 1990. Previously, he served as president of First Southern Properties, Inc., and as a consultant to the Sea Pines Company, Inc. His community service has included board and/or committee involvement for Hilton Head Hospital, Hilton Head Health Services, Inc., Hilton Head Medical Associates, Inc., CSA, Sea Pines Montessori School, Hilton Head Preparatory School, United Way, Chamber Business/Education Partnership and the Deep Well Project.

Name, Age and Address	Biographical Information

Kathleen B. Speer (42) 26 Sandhill Crane Hilton Head Island, SC 29928	Mrs. Speer has served as a director since 2001. She has been a Sea Pines Property Owner since 1995. She retired as a partner of Hewitt Associates, L.L.C., a human resource management consulting firm after 11 years with the firm. Mrs. Speer has served on the Board of the Association of Sea Pines Plantation Property Owners (ASPPPO), chairs the ASPPPO communications committee and the CSA Human Resources Committee and is a member of the Strategic Planning Committee. She is also a member of the Board of Directors of the Arts Center of Coastal Carolina.

Joseph F. Vercellotti (73) 18 Old Military Road Hilton Head Island, SC 29928	Mr. Vercellotti has served as a director since 1995 and as Vice Chairman of the Company since 2001. He retired in 1987, after a 35 year general management, strategic planning and marketing career with General Electric Company, to pursue interests in management consulting, primarily with high-tech, start up firms. He presently serves on the CSA Board of Directors.

Directors Whose Terms Expire in 2005

Name, Age and Address	Biographical Information

Ralph L. Dupps, Jr. (57) 12 Plantation Drive Hilton Head Island, SC 29928	Mr. Dupps has served as a director since 1995. He has been President of Dupps and Company and a partner in NWI, a real estate development company, since 1981. He is currently Chairman of the Board of Directors of Atlantic Savings Bank, a subsidiary of Wachovia Bank, N.A., a director of Ward Edwards, Inc., a member of the Wachovia Bank of South Carolina Advisory Board, a member of the Hilton Head Museum Board of Directors and a Community Services Associates, Inc. (“CSA”) Board member.

Name, Age and Address	Biographical Information

John A. Norlander (72) 72 N. Calibogue Cay Road Hilton Head Island, SC 29928	Mr. Norlander has served as a director since 2000. He has been a Sea Pines property owner since his retirement in 1997. He was an executive with Hilton Hotels for 20 years working in sales and marketing and as general manager of two major convention hotels. He then joined Radisson Hotels as EVP/COO and was subsequently promoted to President and CEO of Radisson. Mr. Norlander’s last position was President/CEO of Carlson Hospitality Worldwide which included, in addition to Radisson and Radisson Seven Seas, the TGI Friday’s restaurant chain and Country Inns by Carlson, a chain of 100 hotels.

David E. Pardue (55) 14 Oyster Landing Road Hilton Head Island, SC 29928	Mr. Pardue has served as a director since 2002. His business career has involved three areas: real estate sale/leaseback transactions, golf course development and management, and venture capital transactions. He has been Chairman of Primus Capital LLC, a real estate sale/leaseback investment company, since 1983. Mr. Pardue has also been the general partner and primary investor in Dacourt Golf, Inc. since 1987, and Chairman of The Dacourt Group, Inc., a venture capital investment company since 1983. He currently serves on the Board of Trustees of The University of North Carolina at Chapel Hill and is a Director of the THA Foundation. Mr. Pardue served on the Board of Trustees of Elon College from 1985 through 1999.

Peter Parrott (57) 23 N. Calibogue Cay Road Hilton Head Island, SC 29928	Mr. Parrott has served as a director since 2000 and as Secretary of the Company since 2001. He has been President of University Housing Group, a developer of private, market rate housing for college students since 1997. Previously, he was a founder and Director of Gables Residential Trust, a publicly traded real estate

Name, Age and Address	Biographical Information

investment trust. Prior to Gables, Mr. Parrott was a partner and a member of the management board of Trammell Crow Residential Company, a large privately owned real estate company. He is a member of the Urban Land Institute and the CSA Maintenance Committee and serves as Chairman of the Board of Directors of Volunteers in Medicine.

Arthur P. Sundry (73) 35 South Beach Lane Hilton Head Island, SC 29928	Mr. Sundry has served as a director since 1993. He retired in 1990 as President and General Manager of the Communications Sector, Motorola, Inc. During his 34 years with Motorola, he served in various management and executive positions.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met 9 times during fiscal year 2002. No director attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which such director served except Mr. McGarty and Mr. Parrott.

Pursuant to the By-Laws of the Company, the Board of Directors has established standing Audit, Finance, Nominating and Personnel and Compensation Committees, each of which held meetings during fiscal year 2002.

The Audit Committee, composed of Messrs. Barringer, Morton, Parrott, Puntereri, Siler and Sundry, met 5 times during fiscal year 2002. The committee makes recommendations regarding the independent auditors for the Company, considers the adequacy of internal accounting controls and performs the other functions described under “Report of the Audit Committee.” The Board of Directors has adopted a Charter for the Audit Committee.

The Finance Committee, composed of Messrs. Barringer, Easterlin, Lawrence, McGarty, Morton, Pardue, Parrott, Puntereri, Siler and Sundry, met 8 times during fiscal year 2002. The committee reviews and makes recommendations regarding matters concerning the financial condition of the Company, provides advice to the Company’s management on financial matters and undertakes other activities related to the fiscal affairs of the Company.

The Nominating Committee, composed of Messrs. Dupps, Harberger, Morton, Speer, Sundry and Vercellotti, designates on behalf of the Board of Directors, candidates for the directors to be elected at the Annual Meeting of shareholders. The Nominating Committee met 3 times during fiscal year 2002. The Nominating Committee will consider nominating a director candidate recommended by a shareholder if the shareholder submits the recommendation to the Nominating Committee.

(Note concerning shareholder nominations: Shareholders may also nominate candidates for election to the Board by complying with the nomination requirements of the Company’s By-Laws. The Company’s By-Laws provide that a shareholder must give the Company written notice in order to propose business or make a nomination for director at a shareholder meeting. For the 2004 Annual Meeting, such notice must be received between October 15, 2003 and November 14, 2003. Shareholders wishing to submit a nomination or proposal should review the By-Law requirements on nominations and proposals by shareholders and should communicate with the Secretary, Sea Pines Associates, Inc., 32 Greenwood Drive, Post Office Box 7000, Hilton Head Island, South Carolina 29938 for further information.)

The Personnel and Compensation Committee, composed of Messrs. Harberger, Norlander, Puntereri, Speer and Vercellotti, met 8 times during fiscal year 2002. The committee considers and oversees the development of programs to attract and appropriately compensate employees to promote the economic success of both the employee and the Company, including its subsidiaries.

COMPENSATION OF DIRECTORS

The Company discontinued its practice of paying cash retainers and meeting fees to non-employee directors as of March 2001, replacing those payments with annual stock grants. The stock grants are made pursuant to the Company’s Director Stock Compensation Plan (the “Plan”). The Plan allotted 50,000 shares of Common Stock to be issued at the discretion of the Board of Directors to compensate directors who are not salaried employees of the Company or any of its subsidiaries. Pursuant to the Plan, the Board of Directors may grant any eligible director an unconditional award of shares of Common Stock or an award of the conditional right to receive shares of Common Stock in the future, as compensation for services rendered in their capacity as members of the Board of Directors.

In fiscal year 2002, each non-employee director received an unconditional grant of 1,000 shares of Common Stock, in recognition of service on the Board of Directors from March 2002 to March 2003. Directors are entitled to discounts at various facilities owned by the Company for golf fees, restaurant purchases and retail purchases and are provided complimentary tickets to events sponsored by the Company.

CERTAIN TRANSACTIONS

Mr. Lawrence’s wife is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. Total commissions paid to Mrs. Lawrence during fiscal year 2002 were $153,690.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock and Preferred Stock as of January 31, 2003 for (a) each of the Company’s directors, director nominees and executive officers and (b) all directors and executive officers of the Company as a group.

	Number of Shares (1)

Name of Owner	Common	Preferred	Percent of Common Class

John F. Bard	750	500*	*
Paul B. Barringer, II (2)	326,000	—	9.12%
Steven P. Birdwell	8,000	—	*
Ralph L. Dupps, Jr. (3)	64,000	—	1.79%
P.R. Easterlin, Jr.	8,000	—	*
Norman P. Harberger (4)	28,000	—	*
Michael E. Lawrence (5)	14,000	—	*
John G. McGarty	28,000	—	*
Thomas C. Morton (6)	26,000	—	*
John A. Norlander	4,750	—	*
David E. Pardue (7)	3,000	—	*
Perry M. Parrott, Jr.	10,000	—	*
Marc Puntereri	4,000	—	*
Robert W. Siler, Jr. (8)	18,000	—	*
Kathleen B. Speer (9)	186,500	3,000*	5.22%
Arthur P. Sundry (10)	14,000	—	*
Joseph F. Vercellotti	8,000	—	*
All current directors and executive officers as a group (16 persons)	750,250	3,000*	21.00%

*	Represents less than 1% of the class

(1)	Shares of Common Stock reflected in the table as owned by Messrs. Birdwell, Easterlin, McGarty, Norlander, Parrott and Puntereri are owned by each of them directly. Unless otherwise indicated, shares reflected in the table as owned by each of the other shareholders are owned jointly with such shareholder’s spouse.

(2)	Based on information supplied to the Company by Mr. Barringer, 324,000 shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife, and 2,000 shares are held directly by Mr. Barringer.

(3)	Includes 12,000 shares held directly by Mr. Dupps and 52,000 shares held jointly with his spouse.

(4)	Includes 20,000 shares held by Mr. Harberger directly and 8,000 shares held jointly with his spouse.

(5)	Includes 12,000 shares held by Mr. Lawrence directly and 2,000 shares directly held by his spouse.

(6)	Includes 10,000 shares held by Mr. Morton directly, 8,000 shares held jointly with his spouse and 8,000 shares directly held by his spouse.

(7)	Includes 1,000 shares held by Mr. Pardue directly, and 2,000 shares directly held by his spouse.

(8)	Includes 2,000 shares held directly by Mr. Siler and 16,000 shares held jointly with his spouse.

(9)	Includes 2,000 common shares held directly by Mrs. Speer and 184,500 common shares and 3,000 preferred shares held by Mrs. Speer’s spouse.

(10)	Includes 14,000 shares held directly for the benefit of the Arthur P. Sundry Trust.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Each member of the Audit Committee is independent within the definition in Rule 4200 of the National Association of Securities Dealers’ listing standards except Mr. Morton and Mr. Parrott, who are not considered independent under the definition because they are officers of the Company. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting practices and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and letter received by the committee as required by the Independence Standards Board.

The committee discussed with the independent auditors the overall scope for its audit. The committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2002 for the filing with the Securities and Exchange Commission.

Robert W. Siler, Jr., Audit Committee Chair
Paul B. Barringer, II
Thomas C. Morton
Peter Parrott
Marc Puntereri
Arthur P. Sundry

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
CONCERNING EXECUTIVE COMPENSATION

Compensation Committee

The Personnel and Compensation Committee of the Board of Directors recommends to the full Board all policies under which compensation is paid or awarded to the Company’s executive officers. No director who is employed by the Company serves on the Personnel and Compensation Committee, nor is any such employee director present when matters concerning their own compensation are discussed or voted on by the Board of Directors.

Compensation Objectives and Structure

The Company’s objective is to provide total compensation opportunity sufficient to attract and retain highly capable executives and key managers for the Company and its subsidiaries. Each year the Personnel and Compensation Committee reviews the Company’s executive compensation practices and guidelines, and recommends any changes needed to achieve this objective.

The Chairman, Vice Chairman, Secretary and Treasurer of the Company are not salaried employees. These non-employee officers receive only the compensation applicable to other non-employee directors. The Chief Executive Officer and other executives of the Company and its subsidiaries are salaried employees. Their compensation currently consists of salary, the opportunity for a bonus and participation in the Company’s Deferred Issuance Stock Plan.

Executive Salaries

Salary ranges for executive positions are intended to be substantially equivalent to those found in positions of similar responsibility level and type in related business sectors. Salary ranges were not adjusted in 2002, and individual salary increases were deferred from January 2002 to May 2002 because of uncertain economic conditions. The May salary increases for the executive group averaged 4.5%; this increase came after an interval of 16 months. Individual increases varied from the average figure based on considerations of individual performance and the competitive position of the existing salary level.

Senior Management Bonus Plan

Twelve executives and senior managers were eligible for the corporate Management Bonus Plan in 2002. The plan assures that part of the compensation opportunity of these executives depends directly on business results. The Plan is currently structured as follows:

•	Target Bonuses

A standard Target Bonus is established for each bonus-eligible position. These standards are consistent with typical competitive bonus levels for comparable positions. The standards range from 15 to 45 percent of the midpoints of the salary ranges of the participating executives. Standard Target Bonuses for all bonus-eligible positions in fiscal year 2002 totaled $338,500.

The Plan provides that standard Target Bonuses must be adjusted downward if they total more than 10 percent of the ‘operating income’ called for in the Company’s initial budget for the year. For bonus purposes, ‘operating income’ is defined as income before bonuses and income taxes, excluding any non-operating gains and losses and any extraordinary income or expense items. The uncertain economy at the outset of 2002 resulted in a budget for 2002, which required a substantial reduction of Target Bonuses. Adjusted Target Bonuses for the year totaled $118,200.

•	Actual Bonus Payout

The pool of funds available for actual bonus payments at the conclusion of any year is determined by multiplying the Adjusted Target Bonus total by a Corporate Performance Factor. The Corporate Performance Factor, in turn, depends on how well actual corporate operating income compares to budgeted operating income. Individual awards from that pool of funds are further influenced by business unit performance and personal contributions.

A special circumstance came into play in determining the bonus calculation for 2002. A court order was issued during the fiscal year directing Beaufort County to refund excess property taxes paid by the Company. The Company deferred recording that refund until it was actually received, which occurred in February 2003. For bonus purposes, the Board concluded that the refund should be treated as a 2002 transaction. The excess property tax expense had penalized operating income and bonus opportunities for several years, and the Board did not want to further delay the favorable bonus impact created by the refund.

This led to a two-stage bonus payment process for 2002. Initial payments totaling $75,500 were made to the 12 participants in the Corporate Management Bonus Plan in December 2002, based on 2002 results without the property tax refund. Supplementary payments totaling $58,600 were made in February 2003 after the County’s refund was received. This brought the aggregate bonus payout to $134,100. The property tax refund credited to 2002 for bonus purposes will be excluded from the calculation of the bonus pool for 2003.

Deferred Issuance Stock Compensation Plan

The Deferred Issuance Stock Plan was approved by shareholders in 2001. An award under this plan is a conditional promise to issue a specified number of shares to the grantee at a specified future date, normally the fifth anniversary of the award. Earlier payout may occur in cases of death, disability, certain termination of employment or a change in control of the Company. Resignations result in forfeiture of unpaid awards.

Awards totaling 24,300 shares were granted to 12 persons in 2002. That total represents seven-tenths of one percent of the shares outstanding at the time of the awards.

Specific Comments on Compensation of Chief Executive Officer

Mr. Lawrence’s salary was increased 4.5% to $198,500 in May 2002, an interval of 16 months since his last increase in January 2001. This increase was based on the Board’s assessment of his performance and of competitive salary levels.

Mr. Lawrence received bonus payments totaling $39,700. His bonus was paid in two stages: $21,500 in December 2002, and $18,200 in February 2003. The total was based on the Company’s operating profit performance during fiscal 2002 (including the property tax refund), and on the Board’s favorable assessment of Mr. Lawrence’s accomplishments in other key areas of responsibility. He also received an award under the Deferred Issuance Stock Plan of 7,100 conditional shares in February 2003 based on the Board’s assessment of his performance.

Kathleen Speer, Chair, Personnel and Compensation Committee
Norman P. Harberger
John Norlander
Marc Puntereri
Joseph F. Vercellotti

EXECUTIVE OFFICERS

The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve. Officers of the Company serve at the discretion of the Board of Directors. Additional information concerning each of the executive officers, other than Mr. Birdwell, can be found under “Item 1-Election of Directors.” Information regarding Mr. Birdwell can be found below the following table.

			Years as Executive
Name of Individual	Capacity	Age	Officer

Norman P. Harberger	Chairman	73	7
Joseph F. Vercellotti	Vice Chairman	73	2
Michael E. Lawrence	Chief Executive Officer	58	7
Steven P. Birdwell	Chief Financial Officer	43	1
Thomas C. Morton	Treasurer	61	11

Name, Age and Address	Biographical Information

Steven P. Birdwell (43) 12 Governors Lane Hilton Head Island, SC 29928	Mr. Birdwell became the Chief Financial Officer of the Company in 2002. He has served as Chief Financial Officer of Sea Pines Company, Inc. since May 1999, and also served in that capacity from November 1994 to September 1998. He was Controller of Sea Pines Company from June 1992 to November 1994. He was the Senior Vice President and Chief Financial Officer of Sholodge, Inc. from September 1998 to May 1999. He currently serves as Chairman of the Board of Directors of the Resort Hotel Association, a director of Resort Hotel Insurance Company and a member of the Wachovia Bank Advisory Board.

OWNERSHIP OF VOTING SECURITIES IN EXCESS OF FIVE PERCENT
BY BENEFICIAL OWNERS

The following table sets forth information as to the beneficial ownership of the Company’s Common Stock by each person or group known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock as of January 31, 2003.

Name and Address of
Beneficial Owner	Number of Shares		Percent of Class

The Riverstone Group, LLC	958,000	(1)	26.91%
901 East Cary St., Suite 1500
Richmond, VA 23219

William H. Goodwin, Jr.	958,000	(1)	26.91%
901 East Cary St., Suite 1500
Richmond, VA 23219

Paul B. Barringer, II	326,000	(2)	9.12%
14 South Calibogue Cay
Hilton Head Island, SC 29928

Richard N. Speer, Jr.	184,500	(3)	5.22%
8215 Roswell Road, Building 1100
Atlanta, GA 30350

(1)	Based on information set forth in a Schedule 13D filed by The Riverstone Group and Mr. Goodwin, both have sole voting and investment power with respect to all of such shares.

(2)	Based on information supplied to the Company by Mr. Barringer, 324,000 of the shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife, and 2,000 shares are held directly by Mr. Barringer. Mr. Barringer is a director of the Company.

(3)	Based on information supplied to the Company by Mr. Speer. Does not include 2,000 shares held directly by Mr. Speer’s spouse, who is a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, officers and certain shareholders of the Company file reports of holdings and transactions in the Company’s Common Stock and Preferred Stock with the Securities and Exchange Commission. Based solely on the Company’s review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all Securities and Exchange Commission filing requirements applicable to its directors and officers with respect to the Company’s fiscal year ended October 31, 2002 were complied with; however, the Company received late (i) Form 3s from each of Mr. Goodwin and The Riverstone Group, LLC and (ii) two Form 4s from Trustees of the trusts that previously held the shares now reported as held by Mr. Goodwin and The Riverstone Group, LLC, one covering two transactions and the other covering one transaction. Also, the Company has not received a Form 5 for the 2002 fiscal year from Mr. Goodwin or The Riverstone Group LLC.

EXECUTIVE COMPENSATION

Except for Messrs. Lawrence and Birdwell, none of the officers of the Company receives any cash or non-cash compensation for services rendered in such capacity. The Company’s operations are conducted exclusively through its wholly-owned subsidiaries. The following table summarizes the compensation earned by Mr. Lawrence for services performed during fiscal years 2002, 2001 and 2000 and Mr. Birdwell during fiscal year 2002, the fiscal year during which he became an executive officer.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

Name and Principal				Restricted	All Other
Position	Year	Salary (1)	Bonus (2)	Stock Award	Compensation (4)

Michael E. Lawrence	2002	$193,596	$39,700	$31,950 (3)	$5,369
Chief Executive	2001	$188,077	$0	$32,000	$5,361
Officer	2000	$184,273	$0	$35,150	$4,560

Steven P. Birdwell	2002	$119,115	$16,600	$12,500 (3)	$3,303
Chief Financial Officer

(1)	Salary includes amounts deferred at the election of the named officer pursuant to the Company’s 401(k) plan.

(2)	Bonus includes amounts earned by the named officer in the year indicated, but paid in the following fiscal year.

(3)	Conditional shares awarded under the Company’s Deferred Issuance Stock Plan. The shares will vest upon the first to occur of: (a) the named officer’s death, disability or retirement; (b) a change in control of the Company (as defined in the plan); (c) the termination by the named officer of his employment with the Company for good reason; (d) the termination by the Company of the named officer’s employment with the Company without cause; (e) termination of the plan or (f) the fifth anniversary of the date of the award, February 2008. Dividends are not paid on conditional shares. The value of the conditional shares held by Mr. Lawrence and Mr. Birdwell as of October 31, 2002 (which represents conditional shares issued with respect to prior fiscal years) was $62,100 and $23,850, respectively, based on common stock trading activity on that date of which the Company is aware.

(4)	All other compensation consists of amounts contributed by the Company to the 401(k) plan account of the named officer.

The remuneration described in the previous table does not include the cost to Sea Pines Company, Inc. of certain employee benefits furnished to Messrs. Lawrence and Birdwell. The amount of such employee benefits accrued in each of fiscal years 2002,

2001 and 2000 did not exceed 10% of the total of each officer’s respective annual salary and bonus reported above for such year.

Compensation Committee Interlocks and Insider Participation

Messrs. Harberger, Norlander, Puntereri, Speer and Vercellotti were members of the Personnel and Compensation Committee during fiscal year 2002. Mr. Harberger is the Chairman of the Board of the Company, and Mr. Vercellotti is the Vice Chairman of the Company. None of these individuals is an employee of the Company.

SHAREHOLDER RETURN

Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of the Company’s cumulative total shareholder returns on its Common Stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

The Company believes that presentation of the referenced comparisons would not be meaningful for the following reasons: a) The known trading in the outstanding securities of the Company remains very limited. b) The Company is not listed on an exchange, so the Company does not have a market-based indicator of Common Stock share value. c) The Company has not paid any dividends on its Common Stock since the Company’s incorporation.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be included in the Proxy Statement for the 2004 Annual Meeting of Shareholders must submit such proposal to the Company on or before November 14, 2003.

Pursuant to the Company’s By-Laws, proposals and director nominations which shareholders intend to present at the 2004 Annual Meeting of Shareholders must be received no earlier than October 15, 2003 and no later than November 14, 2003 to be presented at the meeting. This requirement is separate from and in addition to the requirements that a shareholder must meet to have a proposal or nomination included in the Proxy Statement. A copy of the relevant By-Law provisions can be obtained by calling the Company at (843) 842-1824.

AVAILABILITY OF FORM 10-K REPORT

The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended October 31, 2002. A copy of the Form 10-K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Company of a written request from such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, Sea Pines Associates, Inc., Post Office Box 7000, Hilton Head Island, South Carolina 29938.

INDEPENDENT AUDITORS

Ernst & Young LLP audited the financial statements of the Company for the fiscal year ended October 31, 2002. The Company expects to select Ernst & Young LLP as auditors for the fiscal year ending October 31, 2003. Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Audit Fees

Ernst & Young LLP billed the Company $108,500 for the audit of the Company’s annual financial statements for the fiscal year ended October 31, 2002 and the reviews of the financial statements included in the Company’s quarterly Forms 10-Q for that fiscal year.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not bill the Company any fees for financial information systems design and implementation services rendered for the fiscal year ended October 31, 2002.

All Other Fees

Ernst & Young LLP billed the Company a total of $37,600 for services other than audit services and financial information systems design and implementation services rendered for the fiscal year ended October 31, 2002.

The Audit Committee has considered and determined that the provision of the other services performed by Ernst & Young LLP are compatible with maintaining its independence.

OTHER MATTERS

Management of the Company knows of no other matters to be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting for a vote of the shareholders, it is the intention of the persons named on the enclosed proxy ballot to vote the proxy in accordance with their discretion and judgment in such matters.

By Order of the Board of Directors,

/s/ Peter Parrott Peter Parrott Secretary

Hilton Head Island,
South Carolina
February 25, 2003

Dear Shareholder:

Please note the important information enclosed with this Proxy Ballot regarding the 2003 Annual Meeting of Shareholders of Sea Pines Associates, Inc.

You are strongly encouraged to exercise your right to vote your common stock. The Board of Directors recommends a vote FOR all nominees for Director included in the enclosed Proxy Statement.

Please mark the appropriate boxes on the back of this Proxy Ballot to indicate how your shares will be voted. Then, sign the card, detach it and return it in the enclosed postage paid envelope to Wachovia Bank, the Company’s transfer agent.

Your vote must be received prior to the Annual Meeting on Wednesday, March 26, 2003. Thank you for your prompt attention to this important matter.

Sincerely,

Sea Pines Associates, Inc.

▶FOLD AND DETACH HERE▶

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for Director.

Signed:

Signed:

Please sign exactly as your name appears hereon. If the holder is a corporation or partnership, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder must sign.

Dated:

☐ I plan to attend the March 26, 2003 Annual Meeting in Hilton Head Island, SC. Please indicate the number of persons attending in the space provided.

IMPORTANT: Please mark, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

▶FOLD AND DETACH HERE▶

SEA PINES ASSOCIATES, INC.

The undersigned hereby appoints PETER PARROTT and THOMAS C. MORTON, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Sea Pines Associates, Inc. that the undersigned would be entitled to vote at the annual meeting of shareholders to be held on March 26, 2003.

1.	Election of Directors (the Board of Directors recommends a vote FOR all nominees).

☐	FOR the nominees listed below	☐	FOR the nominees listed below except as marked to the contrary	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, strike a line through the nominee’s name in the list below.)

John F. Bard      Paul B. Barringer, II       Norman P. Harberger,      Michael E. Lawrence       Thomas C. Morton      Robert W. Siler, Jr.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.